Exhibit 99.1
Porch Group Reports First Quarter 2026 Results
Insurance Services Revenue Growth of 50% YoY with 33% YoY Growth in Reciprocal Policies Written

SEATTLE, April 28, 2026 (BUSINESS WIRE) – Porch Group, Inc. (“Porch,” “the Company,” “we,” “our,” “us”) (NASDAQ: PRCH), a new kind of homeowners insurance company, today reported first quarter results through March 31, 2026, that exceeded our expectations. As a result, the Company raised guidance for the remainder of the year.
Porch generated for shareholders1 first quarter 2026 revenue of $109.4 million. Net loss attributable to Porch was $(4.7) million, and Adjusted EBITDA was $19.7 million. “Porch Shareholder Interest” includes the businesses Porch shareholders own: Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions.
The following table presents unaudited financial highlights for Porch Shareholder Interest and consolidated first quarter 2026 results ($ in millions).

	Three Months Ended March 31, 2026
	Insurance Services	Software & Data	Consumer Services	Corporate & Eliminations[2]	Porch Shareholder Interest [1]	Reciprocal	Eliminations	Consolidated
Revenue	$74.7	$21.9	$15.1	$(2.3)	$109.4	$51.3	$(39.6)	$121.1
Year-over-year growth	50%	—%	3%	n/a	29%			16%
Gross Profit	63.8	16.5	13.2	(2.3)	91.2	36.3	(36.6)	90.8
Year-over-year growth					32%			39%
Gross Margin	85%	75%	87%	n/a	83%			75%
Net income (loss)					(4.7)	6.7	—	1.9
Adjusted EBITDA (Loss)	$27.5	$4.6	$0.0	$(12.4)	$19.7
Adjusted EBITDA Margin[3]	37%	21%	—%	n/a	18%
Cash Flow from Operations[4]					$19.8	$(6.8)		$13.0
CEO Summary
“Porch’s playbook is working. We built the foundation in 2025 as we transitioned to a simpler, higher margin, fee‑ and commission‑based model. Q1 2026 is the first quarter in recent history with a tangible year-over-year comparison and the momentum we have is now clear. Rapid premium growth is producing strong revenue growth, with Porch Shareholder Interest up 29% year over year and our Insurance Services segment up 50%. The underlying drivers of premium growth are performing ahead of plan and translating to strong new customer additions. As such, we’re raising our outlook and remain confident in our 2026 premium-scaling targets5,” said Matt Ehrlichman, Chief Executive Officer, Chairman and Founder.

First Quarter 2026 Operational Highlights
•Top-of-funnel momentum continued, with Q1 2026 producing agency branch locations rising 181% from Q1 2025 and quote volumes rising 69% from Q1 2025.
•Conversion translated into outcomes: higher quote volume and stronger conversion drove 196% year-over-year growth in Q1 2026 RWP from new customers.
•Reciprocal Policies Written grew 33% year-over-year.
•Capacity continued to build: statutory surplus at the Reciprocal ended Q1 2026 at $164.6 million, up 59% versus Q1 2025. Surplus combined with non-admitted assets ended at $268.8 million, supporting our ability to scale premiums long into the future while maintaining a healthy Reciprocal.

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1 “Porch Shareholder Interest” includes the businesses Porch shareholders own: Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions.
2 Corporate includes corporate costs and eliminations relating to intersegment transactions for Revenue and Gross Profit.
3 Adjusted EBITDA (Loss) Margin is calculated as Adjusted EBITDA (Loss) divided by Revenue.
4 Cash Flow from Operations represents net cash provided by or used in operating activities. See details in the unaudited Supplemental Cash Flow Information section of this release.
5 Porch provides guidance and targets for future periods based on current market conditions, assumptions, and expectations as of the date of this release. Actual results may vary due to a number of factors, and there is no guarantee that the Company will be able to achieve these results.

The following table presents the Company’s key performance measures and operating metrics. Definitions are on page 10 of this release.

	Three Months Ended March 31,
	2026	2025	Change	% Change
Insurance Services
Reciprocal Written Premium ("RWP") (in millions)	$114.5	$96.9	$17.6	18%
Reciprocal Policies Written (in thousands)	48.0	36.1	11.9	33%
RWP per Policy Written (unrounded)	$2,386	$2,683	$(297)	(11)%
Adjusted EBITDA % of RWP[1]	24%	27%
Software & Data
Average Number of Companies (in thousands)	22.4	24.1	(1.8)	(7)%
Annualized Average Revenue per Company (unrounded)	$3,918	$3,644	$274	8%
Consumer Services
Monetized Services (in thousands)	68.7	71.0	(2.4)	(3)%
Average Revenue per Monetized Service (unrounded)	$220	$207	$13	6%

Balance Sheet Information (unaudited)
The following table provides the components of cash and cash equivalents, restricted cash and cash equivalents, and investments of Porch Shareholder Interest.

(in millions)	March 31, 2026	December 31, 2025
Cash and cash equivalents of Porch Shareholder Interest	$64.2	$44.7
Short-term investments of Porch Shareholder Interest	4.2	12.6
Long-term investments of Porch Shareholder Interest	57.6	55.4
Unrestricted cash, cash equivalents, and investments of Porch Shareholder Interest	126.0	112.7
Restricted cash and cash equivalents of Porch Shareholder Interest	8.1	8.5
All cash, cash equivalents, investments, and restricted cash and cash equivalents of Porch Shareholder Interest	$134.1	$121.2

At March 31, 2026, Porch Shareholder Interest cash, cash equivalents, restricted cash and cash equivalents, and investments was $134.1 million. The increase from December 31, 2025, was driven by Porch Shareholder Interest Cash Flow from Operations of $19.8 million2, primarily from Adjusted EBITDA of $19.7 million. Porch also holds $106 million surplus notes from the Reciprocal, which are eliminated in consolidation. The surplus notes bear interest of SOFR +9.75%.
As of March 31, 2026, outstanding principal for convertible debt was $475.1 million. This includes $134.0 million of 9.00% Convertible Senior Unsecured Notes due May 2030 (the “2030 Notes”), $333.3 million of 6.75% Convertible Senior Secured Notes due October 2028 (the “2028 Notes”), and $7.8 million of 0.75% Convertible Senior Unsecured Notes due September 2026 (the “2026 Notes”). Management expects to settle the 2026 Notes at maturity on September 15, 2026.
In March 2026, the Company exhausted the share repurchase authorized by its Board of Directors and repurchased 0.3 million common shares for $2.5 million, or an average of $7.48 per share.

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1 Adjusted EBITDA % of RWP is Insurance Services Adjusted EBITDA divided by RWP. Insurance Services Adjusted EBITDA is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" section for further details. As a reminder, in Q1 2025, Porch's Insurance Services' captive reinsurer was ending the final quarter of its legacy reinsurance contract which generated $16 million of Adjusted EBITDA in that period.
2 Porch Shareholder Interest Cash Flow from Operations is consistent with and also referred to as Porch Shareholder Interest Net Cash Provided by Operating Activities.

Porch Shareholder Interest Full Year 2026 Financial Outlook
Financial guidance represents Porch Shareholder Interest, the businesses owned by Porch(1), and does not include the future results of the Reciprocal which is owned by its policyholder-members and not by Porch.
Porch Shareholder Interest full year 2026 guidance is as follows:

Porch Shareholder Interest 2026 Guidance	YoY Growth Range

Revenue(2) $495m to $507m	18% to 21%
Prior Guidance: $475m to $490m	13% to 17%
Gross Profit(2) $401m to $413m	17% to 20%
Prior Guidance: $385m to $400m	12% to 16%
Adjusted EBITDA(2) $103m to $109m	34% to 42%
Prior Guidance: $98m to $105m	28% to 37%
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(1)Results in this earnings release reference results generated for Porch shareholders (“Porch Shareholder Interest”), which includes the Insurance Services, Software & Data, and Consumer Services segments, along with corporate functions. These are the businesses which Porch owns.
(2)Porch Shareholder Interest Revenue, Gross Profit and Adjusted EBITDA are non-GAAP measures.

Porch provides full year 2026 guidance based on current market conditions, assumptions, and expectations as of the date of this release. Actual results may vary due to a number of factors, and there is no guarantee that the Company will be able to achieve these results. Porch is not providing reconciliations of Porch Shareholder Interest expected Revenue, Gross Profit or Adjusted EBITDA for future periods to the most directly comparable measures prepared in accordance with GAAP because the Company is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of the Company’s control.

Conference Call
Porch management will host a conference call today April 28, 2026, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The call will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website at ir.porchgroup.com. A question-and-answer session will follow management’s prepared remarks.
All are invited to listen to the event by registering for the webinar, a replay of the webinar will also be available. See the Investor Relations section of Porch’s corporate website at ir.porchgroup.com.

About Porch Group
Porch Group, Inc. (“Porch”) is a new kind of homeowners insurance company. Porch's strategy to win in homeowners insurance is to deploy leading vertical software solutions in select home-related industries, provide the best services for homebuyers including important moving services, leverage unique data for advantaged underwriting, and provide more protection for policyholders.

To learn more about Porch, visit ir.porchgroup.com.

Investor Relations Contact
IR@porch.com

Forward-Looking Statements
Certain statements in this release are considered forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning our financial outlook and guidance, possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “will,” “should,” “seek,” “plan,” “scheduled,” “anticipate,” “intend,” or similar expressions.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:
•expansion plans and opportunities, and managing growth, to build a consumer brand;
•the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes;
•economic conditions, especially those affecting the housing, insurance, and financial markets;
•expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability;
•existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations;
•the structure, availability, and performance of Porch Reciprocal Exchange (the “Reciprocal”)’s and Homeowners of America (“HOA”)’s reinsurance programs to protect against loss and maintain their financial stability ratings and a healthy surplus, the success of which are dependent on a number of factors outside management’s control;
•the possibility that a decline in our share price would result in a negative impact to the Reciprocal’s surplus position and may require further financial support to enable the Reciprocal to meet applicable regulatory requirements and maintain financial stability rating;
•uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiative, and other matters within the purview of insurance regulators (including the discount associated with the shares contributed to HOA that were subsequently transferred to the Reciprocal in connection with the closing of the sale of HOA to the Reciprocal);
•the ability of the Company and its affiliates to successfully operate and manage the Reciprocal and our ability to successfully operate our businesses alongside a reciprocal exchange;

•our ability to implement our plans, forecasts and other expectations with respect to the Reciprocal and to realize expected synergies and/or convert policyholders from our existing insurance carrier business into policyholders of the Reciprocal;

•reliance on strategic, proprietary relationships to provide us with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers;
•the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner;
•changes in capital requirements, and the ability to access capital when needed to provide statutory surplus;
•our ability to timely repay our outstanding indebtedness;
•the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance;
•retaining and attracting skilled and experienced employees;

•costs related to being a public company; and
•other risks and uncertainties discussed in Part II, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our subsequent reports filed with the Securities and Exchange Commission (“SEC”), as well as those discussed elsewhere in this earnings release, all of which are available on the SEC’s website at www.sec.gov.
We caution you that the foregoing list may not contain all the risks to forward-looking statements made in this release.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described above and elsewhere in this release. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
This release includes non-GAAP financial measures, such as Adjusted EBITDA (Loss), Adjusted EBITDA (Loss) Margin, and certain amounts related to Porch Shareholder Interest.
Our management uses these non-GAAP financial measures as supplemental measures of our operating and financial performance, for internal budgeting and forecasting purposes, to evaluate financial and strategic planning matters, and to establish certain performance goals for incentive programs. We believe that the use of these non-GAAP financial measures provides investors with useful information to evaluate our operating and financial performance and trends and in comparing our financial results with competitors, other similar companies and companies across different industries, many of which present similar non-GAAP financial measures to investors. However, our definitions and methodology in calculating these non-GAAP measures may not be comparable to those used by other companies. In addition, we may modify the presentation of these non-GAAP financial measures in the future, and any such modification may be material.
You should not consider these non-GAAP financial measures in isolation, as a substitute to or superior to financial performance measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude specified income and expenses, some of which may be significant or material, that are required by GAAP to be recorded in our consolidated financial statements. We may also incur future income or expenses similar to those excluded from these non-GAAP financial measures, and the presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures reflect the exercise of management judgment about which income and expenses are included or excluded in determining these non-GAAP financial measures.
You should review the tables accompanying this release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure. We are not providing reconciliations of non-GAAP financial measures for future periods to the most directly comparable measures prepared in accordance with GAAP. We are unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control.

Unaudited	Three Months Ended March 31, 2026
(dollar amounts in thousands)	Insurance Services	Software & Data	Consumer Services	Corporate	Eliminations (1)	Porch Shareholder Interest Subtotal (2)	Reciprocal Segment	Eliminations Related to Reciprocal Segment (3)	Consolidated
Revenue	$74,671	$21,932	$15,141	$—	$(2,306)	$109,438	$51,283	$(39,598)	$121,123
Cost of revenue	10,887	5,404	1,972	—	—	18,263	14,985	(2,973)	30,275
Gross Profit	63,784	16,528	13,169	—	(2,306)	91,175	36,298	(36,625)	90,848
Gross Margin	85%	75%	87%	—%	100%	83%	71%	92%	75%

Less: Operating expenses:
Selling and marketing	35,664	8,565	10,252	370	(2,306)	52,545	7,069	(19,550)	40,064
Product and technology	2,754	4,747	626	4,139	—	12,266	765	—	13,031
General and administrative	4,425	1,837	3,620	14,040	—	23,922	19,088	(17,072)	25,938
Operating income (loss)				(18,549)	—	2,442	9,376	(3)	11,815
Other expense (income)	(5,468)	(3)	(86)	12,675	—	7,118	956	—	8,074
Income (loss) before income taxes				(31,224)	—	(4,676)	8,420	(3)	3,741
Income tax expense				(37)	—	(37)	(1,768)	—	(1,805)
Net income (loss)				$(31,261)	$—	$(4,713)	$6,652	$(3)	1,936
Less: Net income attributable to the Reciprocal									6,649
Net loss attributable to Porch									$(4,713)

Adjusted EBITDA (Loss) Reconciliation:
Net income (loss)				$(31,261)		$(4,713)			$1,936
Less Reconciling items:
Net income attributable to the Reciprocal						—			6,649
Depreciation and amortization	(109)	(2,529)	(851)	(626)	—	(4,115)			(4,115)
Stock-based compensation expense	(977)	(541)	(408)	(5,357)	—	(7,283)			(7,283)
Interest expense	—	—	—	(14,602)	—	(14,602)			(14,602)
Income tax expense	—	—	—	(37)	—	(37)			(37)
Mark-to-market gains	—	—	13	1,767	—	1,780			1,780
Other gains and losses	4	(116)	9	(55)	—	(158)			(158)
Adjusted EBITDA (Loss) (4)	$27,491	$4,568	$(6)	$(12,351)		$19,702			$19,702
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(1)The “Eliminations” column represents eliminations of transactions between the Insurance Services segment, Software & Data segment, Consumer Services segment, and Corporate.
(2)The “Porch Shareholder Interest Subtotal” column represents non-GAAP measures that are used by management to evaluate performance. “Porch Shareholder Interest” includes the Insurance Services, Software & Data, and Consumer Services segments as well as Corporate expenses and applicable intercompany eliminations.
(3)The “Eliminations Related to Reciprocal Segment” column represents eliminations of transactions between the Reciprocal Segment and other segments or Corporate.
(4)Adjusted EBITDA (Loss) is a non-GAAP measure for the “Corporate,” “Porch Shareholder Interest Subtotal,” and “Consolidated” columns. See Adjusted EBITDA (Loss) sub-section for definition.

Unaudited	Three Months Ended March 31, 2025
(dollar amounts in thousands)	Insurance Services	Software & Data	Consumer Services	Corporate	Eliminations (1)	Porch Shareholder Interest Subtotal (2)	Reciprocal Segment	Eliminations Related to Reciprocal Segment (3)	Consolidated
Revenue	$49,806	$21,999	$14,721	$—	$(1,980)	$84,546	$39,938	$(19,739)	$104,745
Cost of revenue	7,481	5,506	2,490	—	(5)	15,472	26,249	(2,424)	39,297
Gross Profit	42,325	16,493	12,231	—	(1,975)	69,074	13,689	(17,315)	65,448
Gross Margin	85%	75%	83%	—%	100%	82%	34%	88%	62%

Less: Operating expenses:
Selling and marketing	15,527	9,169	9,798	408	(1,975)	32,927	7,411	(10,822)	29,516
Product and technology	2,451	4,288	1,131	4,196	—	12,066	1,135	—	13,201
General and administrative	4,377	2,508	3,301	12,701	—	22,887	7,603	(6,493)	23,997
Operating income (loss)				(17,305)	—	1,194	(2,460)	—	(1,266)
Other expense (income)	(4,994)	(9)	(93)	(2,119)	—	(7,215)	1,310	—	(5,905)
Income (loss) before income taxes				(15,186)	—	8,409	(3,770)	—	4,639
Income tax expense				(14)	—	(14)	(889)	—	(903)
Net income (loss)				$(15,200)	$—	$8,395	$(4,659)	$—	$3,736

Adjusted EBITDA (Loss) Reconciliation:
Net income (loss)				$(15,200)		$8,395			$3,736
Less: Reconciling items:
Net loss attributable to the Reciprocal						$—			(4,659)
Depreciation and amortization	(91)	(3,479)	(885)	(569)	—	(5,024)			(5,024)
Stock-based compensation expense	(679)	(556)	(388)	(3,287)	—	(4,910)			(4,910)
Interest expense	—	(2)	—	(11,193)	—	(11,195)			(11,195)
Income tax expense	—	—	—	(14)	—	(14)			(14)
Mark-to-market gains	—	—	28	5,941	—	5,969			5,969
Recoveries of losses on reinsurance contracts	—	—	—	7,100	—	7,100			7,100
Other gains and losses	(75)	3	9	(329)	—	(392)			(392)
Adjusted EBITDA (Loss) (4)	$25,809	$4,571	$(670)	$(12,849)		$16,861			$16,861
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(1)The “Eliminations” column represents eliminations of transactions between the Insurance Services segment, Software & Data segment, Consumer Services segment, and Corporate.
(2)The “Porch Shareholder Interest Subtotal” column represents non-GAAP measures that are used by management to evaluate performance. “Porch Shareholder Interest” includes the Insurance Services, Software & Data, and Consumer Services segments as well as Corporate expenses and applicable intercompany eliminations.
(3)The “Eliminations Related to Reciprocal Segment” column represents eliminations of transactions between the Reciprocal Segment and other segments or Corporate.
(4)Adjusted EBITDA (Loss) is a non-GAAP measure for the “Corporate,” “Subtotal,” and “Consolidated” columns. See Adjusted EBITDA (Loss) sub-section for definition.

Adjusted EBITDA (Loss)

We define Adjusted EBITDA (Loss) as net income (loss) adjusted for net income (loss) attributable to the Reciprocal; interest expense; income taxes; depreciation and amortization; gain or loss on extinguishment of debt; other expense; other income; impairments of intangible assets and goodwill; gain or loss on reinsurance contract; impairments of property, equipment, and software; stock-based compensation expense; mark-to-market gains or losses recognized on changes in the value of contingent consideration arrangements, unexercised warrants, and derivatives; restructuring and other costs; acquisition and other transaction costs; and non-cash bonus expense. Adjusted EBITDA (Loss) Margin is defined as Adjusted EBITDA (Loss) divided by revenue. Adjusted EBITDA % of RWP is defined as Insurance Services Adjusted EBITDA divided by RWP.
The following table reconciles Net income to Adjusted EBITDA and Net income (loss) as a percentage of Porch Shareholder Interest Revenue to Adjusted EBITDA (Loss) Margin for the periods presented (dollar amounts in thousands):

Unaudited	Three Months Ended March 31,		Three Months Ended March 31,
	2026		2025
	Amount	Margin	Amount	Margin
Net income	$1,936	2%	$3,736	4%
Net loss (income) attributable to the Reciprocal	(6,649)	(6)%	4,659	6%
Interest expense	14,602	13%	11,195	13%
Income tax provision	37	—%	14	—%
Depreciation and amortization	4,115	4%	5,024	6%
Other income, net	(17)	—%	(7,162)	(8)%
Stock-based compensation expense	7,283	7%	4,910	6%
Mark-to-market gains	(1,780)	(2)%	(5,969)	(7)%
Other	175	—%	454	1%
Adjusted EBITDA	$19,702	18%	$16,861	20%

Porch Shareholder Interest Revenue	$109,438	100%	$84,546	100%

Our segment operating and financial performance measures are Gross Profit and Adjusted EBITDA (Loss) for the Insurance Services, Software & Data, and Consumer Services segments. Adjusted EBITDA (Loss) is defined as Gross Profit less the following expenses associated with each segment: selling and marketing, product and technology, and general and administrative. Adjusted EBITDA (Loss) also excludes non-cash items or items that management does not consider reflective of ongoing core operations, such as depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA (Loss) Margin for each segment is defined as Adjusted EBITDA (Loss) for the segment divided by the segment’s revenue.
The following table reconciles Gross Margin to Adjusted EBITDA Margin for the Insurance Services, Software & Data, and Consumer Services segments and Gross Profit as a percentage of RWP to Adjusted EBITDA % of RWP for the Insurance Services segment.

Unaudited	Three Months Ended March 31, 2026
	Insurance Services		Software & Data	Consumer Services
	Margin	Adjusted EBITDA% of RWP	Margin	Margin
Gross Margin	85.4%	55.7%	75.4%	87.0%
Selling and marketing	(47.8)%	(31.2)%	(39.1)%	(67.7)%
Product and technology	(3.7)%	(2.4)%	(21.6)%	(4.1)%
General and administrative	(5.9)%	(3.9)%	(8.4)%	(23.9)%
Other income (expense)	7.3%	4.8%	—%	0.6%
Add: Reconciling items:
Depreciation and amortization	0.1%	0.1%	11.5%	5.6%
Stock-based compensation expense	1.3%	0.9%	2.5%	2.7%
Mark-to-market gains (losses)	—%	—%	—%	(0.1)%
Other gains and losses	0.1%	—%	0.5%	(0.1)%
Adjusted EBITDA Margin	36.8%	24.0%	20.8%	—%

Revenue	100%		100%	100%

The impact of corporate expenses on Adjusted EBITDA (Loss) is also a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the nearest GAAP measure are included in the preceding tables
Porch Shareholder Interest
Certain amounts related to Porch Shareholder Interest are non-GAAP financial measures. We define Porch Shareholder Interest as the Insurance Services, Software & Data, and Consumer Services segments, together with corporate expenses.
The operating results of these segments comprise “Net income (loss) attributable to Porch” in our unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). Reconciliations of the following non-GAAP financial measures to the nearest GAAP measure are included in the tables within this section:
•Porch Shareholder Interest Adjusted EBITDA (Loss)
•Porch Shareholder Interest Cost of Revenue
•Porch Shareholder Interest Depreciation and Amortization
•Porch Shareholder Interest General and Administrative
•Porch Shareholder Interest Gross Margin
•Porch Shareholder Interest Gross Profit
•Porch Shareholder Interest Income (Loss) Before Income Taxes
•Porch Shareholder Interest Income Tax Benefit (Provision)
•Porch Shareholder Interest Interest Expense
•Porch Shareholder Interest Mark-to-Market Losses (Gains)

•Porch Shareholder Interest Operating Income (Loss)
•Porch Shareholder Interest Other Expense (Income)
•Porch Shareholder Interest Other Gains and Losses
•Porch Shareholder Interest Product and Technology
•Porch Shareholder Interest Provision for Doubtful Accounts
•Porch Shareholder Interest Revenue
•Porch Shareholder Interest Selling and Marketing
•Porch Shareholder Interest Stock-based Compensation Expense

Reconciliations of the following non-GAAP financial measures to the nearest GAAP measure are included in the Supplemental Cash Flow Information section.
•Porch Shareholder Interest net cash provided by (used in) financing activities
•Porch Shareholder Interest net cash provided by (used in) investing activities
•Porch Shareholder Interest net cash provided by (used in) operating activities
Key Performance Measures and Operating Metrics
In the management of these businesses, we identify, measure and evaluate various operating metrics. The key performance measures and operating metrics used in managing the businesses are discussed below. These key performance measures and operating metrics are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and may not be comparable to or calculated in the same way as other similarly titled measures and metrics used by other companies.
Insurance Services
Reciprocal Written Premium (“RWP”) — We define RWP as the total premium written by the Reciprocal for the face value of one year’s premium gross of cancellations, plus surplus contributions and policy fees, and before deductions for reinsurance in the period. RWP excludes the impact of cancellations and premiums ceded to reinsurers and includes surplus contributions and policy fees, and, therefore, should not be used as a substitute for revenue. We use RWP to manage the business because we believe it represents the business volume generated by associated customer acquisition activities and is reflective of the competitive market position when evaluated on a per written policy basis and is a key driver of both Porch and the Reciprocal’s growth and profit opportunities.
Reciprocal Policies Written — We define Reciprocal Policies Written as the number of new and renewal insurance policies written during the period by the Reciprocal Segment.
RWP per Policy Written — We define RWP per Policy Written as the RWP in the period, which is reflective of the total amount a policyholder is expected to pay, divided by the Reciprocal Policies Written in the period.
Software & Data
Average Number of Companies — We define Average Number of Companies as the average number of companies during the period across all of our Software & Data segment. This only includes the number of companies in our Software & Data segment.
Annualized Average Revenue per Company — We define Annualized Average Revenue per Company as the revenue generated across the Software & Data segment in the period over the Average Number of Companies in the period, which is then annualized (for example, for a given quarter, multiplied by 4).
Consumer Services
Monetized Services — We define Monetized Services as the total number of services from which we generated revenue, including, but not limited to, new and renewing warranty policies, completed moving jobs, sold security, TV/Internet or other home projects, measured over the period. This only includes services from Consumer Services segment and does not include insurance policies sold.
Average Revenue per Monetized Service — We define Average Revenue per Monetized Service as total Consumer Services segment revenue generated in the period over the number of Monetized Services.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(all numbers in thousands)

		March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents		$64,202	$44,676
Accounts receivable, net		12,100	11,307
Short-term investments		4,215	12,616
Prepaid expenses		7,542	6,440
Restricted cash and cash equivalents		8,060	8,503
Other current assets		5,334	4,666
Total current assets		101,453	88,208
Property, equipment, and software, net		29,600	27,607
Goodwill		191,907	191,907
Long-term investments		57,597	55,412
Intangible assets, net		28,815	30,492
Other assets		6,381	6,541
Assets of Reciprocal:	(1)
Cash and cash equivalents, including restricted		107,094	115,932
Accounts receivable, net		10,396	9,054
Short-term investments		9,483	7,664
Reinsurance balance due		38,409	37,653
Prepaid expenses and other current assets		3,223	3,945
Deferred policy acquisition costs		28,469	26,707
Intangible assets, net		22,356	23,319
Long-term investments		171,399	172,978
Other assets		—	4
Total assets		$806,582	$797,423
____________________________________
(1)Porch Reciprocal Exchange (the “Reciprocal”) is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited) - Continued
(all numbers in thousands)

		March 31, 2026	December 31, 2025
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable		$3,431	$4,046
Accrued expenses and other current liabilities		52,193	38,877
Deferred revenue		4,161	4,552
Refundable customer deposits		11,773	12,535
Current debt		7,782	7,772
Total current liabilities		79,340	67,782
Long-term debt		391,263	385,060
Other liabilities		12,046	14,987
Liabilities of Reciprocal:	(1)
Accounts payable and other current liabilities		7,768	13,838
Deferred revenue		215,235	219,559
Losses and loss adjustment expense reserves		47,448	49,159
Other insurance liabilities, current		26,357	23,834
Other liabilities		818	818
Total liabilities		780,275	775,037

Stockholders' equity
Common stock, $0.0001 par value per share		11	11
Additional paid-in capital		630,397	622,996
Accumulated other comprehensive income (loss)		(316)	642
Accumulated deficit		(655,492)	(648,268)
Porch stockholders' deficit		(25,400)	(24,619)
Noncontrolling interest related to the Reciprocal		51,707	47,005
Total stockholders' equity		26,307	22,386

Total liabilities and stockholders' equity		$806,582	$797,423
______________________________________
(1)The Reciprocal is a consolidated variable interest entity not owned by Porch Group, Inc.

PORCH GROUP, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(all numbers in thousands except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$121,123	$104,745
Cost of revenue	30,275	39,297
Gross profit	90,848	65,448
Operating expenses:
Selling and marketing	40,064	29,516
Product and technology	13,031	13,201
General and administrative	25,938	23,997
Total operating expenses	79,033	66,714
Operating income (loss)	11,815	(1,266)
Other income (expense):
Interest expense	(14,606)	(11,246)
Change in fair value of private warrant liability	—	(732)
Change in fair value of derivatives	1,767	6,673
Investment income and realized gains and losses, net of investment expenses	3,398	2,810
Other income, net	1,367	8,400
Total other income (expense)	(8,074)	5,905
Income before income taxes	3,741	4,639
Income tax expense	(1,805)	(903)
Net income	1,936	3,736
Less: Net income (loss) attributable to the Reciprocal	6,649	(4,659)
Net income (loss) attributable to Porch	$(4,713)	$8,395

Earnings Per Share - Basic
Net income (loss) attributable to Porch per share - basic	$(0.04)	$0.08
Weighted average shares outstanding used to compute net loss attributable to Porch per share - basic	106,073	101,703

Earnings Per Share - Diluted
Net income (loss) attributable to Porch per share - diluted	$(0.04)	$0.07
Weighted average shares outstanding used to compute net loss attributable to Porch per share - diluted	106,073	113,304

The following table summarizes unaudited Porch Shareholder Interest results.

		Three Months Ended March 31,
		2026	2025	Change
Porch Shareholder Interest Revenue	(1)	$109,438	$84,546	$24,892
Porch Shareholder Interest Gross Profit	(1)	91,175	69,074	22,101
Adjusted EBITDA	(1)	19,702	16,861	2,841
______________________________________
(1)Porch Shareholder Interest Revenue, Gross Profit, and Adjusted EBITDA (Loss) are non-GAAP measures. For the three months ended March 31, 2026, Porch Shareholder Interest Adjusted EBITDA (Loss) is equivalent to total Adjusted EBITDA (Loss) for consolidated Porch, as Porch no longer owns HOA following its sale to the Reciprocal on January 1, 2025. See Non-GAAP Financial Measures section.

PORCH GROUP, INC.
Supplemental Cash Flow Information (Unaudited)
(all numbers in thousands)
The following tables provide further detail of cash flows of Porch and cash flows of the Reciprocal Segment for the three months ended March 31, 2026, and 2025.

Three Months Ended March 31, 2026	Consolidated	Reciprocal Segment	Eliminations	Porch Shareholder Interest (1)
Net cash provided by (used in) operating activities	$13,022	$(6,825)	$—	$19,847

Cash flows from investing activities:
Purchases of property and equipment and capitalized software development costs	(3,731)	—	—	(3,731)
Maturities, sales, (purchases) of investments, net	3,341	(2,019)	—	5,360
Net cash provided by (used in) investing activities	(390)	(2,019)	—	1,629

Cash flows from financing activities:
Repurchase of stock	(2,511)	—	—	(2,511)
Other financing activities	124	6	—	118
Net cash provided by (used in) financing activities	(2,387)	6	—	(2,393)

Net change in cash and cash equivalents & restricted cash and cash equivalents	10,245	(8,838)	—	19,083
Cash and cash equivalents & restricted cash and cash equivalents, beginning of period	169,111	115,932	—	53,179
Cash and cash equivalents & restricted cash and cash equivalents, end of period	$179,356	$107,094	$—	$72,262

Three Months Ended March 31, 2025	Consolidated	Reciprocal Segment	Eliminations	Porch Shareholder Interest (1)
Net cash provided by (used in) operating activities	$(11,178)	$(38,357)	$—	$27,179

Cash flows from investing activities:
Purchases of property and equipment and capitalized software development costs	(3,346)	(6)	—	(3,340)
Maturities, sales, (purchases) of investments, net	(16,022)	(754)	—	(15,268)
Issuance of surplus note to Reciprocal	—	—	46,813	(46,813)
Sale of HOA to the Reciprocal	—	(46,813)	—	46,813
Net cash provided by (used in) investing activities	(19,368)	(47,573)	46,813	(18,608)

Cash flows from financing activities:
Proceeds from surplus note with Porch	—	46,813	(46,813)	—
Repayments of principal	(150)	—	—	(150)
Other financing activities	(79)	—	—	(79)
Net cash provided by (used in) financing activities	(229)	46,813	(46,813)	(229)

Net change in cash and cash equivalents & restricted cash and cash equivalents	(30,775)	(39,117)	—	8,342
Cash and cash equivalents & restricted cash and cash equivalents, beginning of period	196,782	122,012	—	74,770
Cash and cash equivalents & restricted cash and cash equivalents, end of period	$166,007	$82,895	$—	$83,112